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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Registration Statement of Philipp Brothers Chemicals, Inc. on Form S-4 of our report dated September 6, 1996 relating to the financial statements of Philipp Brothers Chemicals, Inc. and Subsidiaries for the year ended June 30, 1996, and to all reference to our firm included in or made a part of the Registration Statement of Philipp Brothers Chemicals, Inc.

                                          EDWARD ISAACS & COMPANY LLP

New York, New York
December 10, 1998